Exhibit 10.2

LOWE’S COMPANIES, INC.

2006 LONG TERM INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE I INTRODUCTION AND PURPOSE.....................................................................................................		1
ARTICLE II DEFINITIONS........................................................................................................................................		1
Section 2.1	Administrator…………………..…...........……………….............................	1
Section 2.2	Affiliate…………………………..….………..… ……..................................	1
Section 2.3	Agreement………………..………………………….....................................	1
Section 2.4	Board……………………..………………………………..............................	1
Section 2.5	Cause…………………..………...………………………...............................	1
Section 2.6	Change in Control…….………..………………………...............................	1
Section 2.7	Code……………………....………………………………............................	2
Section 2.8	Committee…………….………...……………………....................................	2
Section 2.9	Common Stock………...…..………...……………………............................	2
Section 2.10	Company………..…..………...…………………………...............................	2
Section 2.11	Corresponding SAR…………..………………………….............................	3
Section 2.12	Covered Employee…………..………. ………………….............................	3
Section 2.13	Deferred Stock Account………………………………................................	3
Section 2.14	Deferred Stock Benefit…….......……………………...….............................	3
Section 2.15	Disability……………………...……………………….…..............................	3
Section 2.16	Effective Date………..…..………. ……………………................................	3
Section 2.17	Exchange Act……......…..………………………………..............................	3
Section 2.18	Fair Market Value……..……..…………………………...............................	3
Section 2.19	Good Reason…………..………. ………………………..............................	3
Section 2.20	Initial Value……………..………...……. ………………...............................	3
Section 2.21	Incentive Stock Option…………..……………………................................	4
Section 2.22	Non-Qualified Stock Option……… ……………………............................	4
Section 2.23	Option………….........……...……………………………..............................	4
Section 2.24	Participant……………………...………………………….............................	4
Section 2.25	Performance Shares..…………..…………………………............................	4
Section 2.26	Plan……………..………...………………………………..............................	4
Section 2.27	Retirement……...……..………...…………………………............................	4
Section 2.28	SAR……………..………...……………………………….............................	4
Section 2.29	Stock Award…...………..………...………………………............................	4
Section 2.30	Subsidiary………...…..………...…………………………...........................	4

Section 2.31	2001 Plan……………..………...………………………….............................	4
ARTICLE III ADMINISTRATION............................................................................................................................		4
ARTICLE IV ELIGIBILITY.........................................................................................................................................		5
ARTICLE V STOCK SUBJECT TO PLAN.............................................................................................................		5
Section 5.1	Shares Issued…....………………………………..........................................	5
Section 5.2	Aggregate Limit………………………..……………………………............	5
Section 5.3	Reallocation of Shares………………………..…………………….............	5
ARTICLE VI OPTIONS..............................................................................................................................................		6
Section 6.1	Award………………………..………...……………………………..............	6
Section 6.2	Option Price………………………..………...………………………............	6
Section 6.3	Maximum Option Period……………………………………………............	6
Section 6.4	Ten Percent Shareholders…………………………………………….........	6
Section 6.5	Limit for Incentive Stock Options……………………………………........	6
Section 6.6	Exercise………………………..………...……………………………...........	6
Section 6.7	Payment………………………..………...……………………………..........	7
Section 6.8	Disposition of Stock………………………..…………………………........	7
ARTICLE VII SARS....................................................................................................................................................		7
Section 7.1	Award……………………..………...………………………………..............	7
Section 7.2	Maximum SAR Period……………………..…………………………..........	7
Section 7.3	Exercise……………………..………...………………………………...........	7
Section 7.4	Settlement……………………..………...……………………………...........	7
ARTICLE VIII STOCK AWARDS............................................................................................................................		7
Section 8.1	Award……………………..………....……………………………….............	7
Section 8.2	Vesting……………………..………...………………………………............	8
Section 8.3	Performance Objectives……………………..………………………...........	8
Section 8.4	Shareholder Rights……………………..………...…………………............	8
ARTICLE IX PERFORMANCE SHARE AWARDS..............................................................................................		8
Section 9.1	Award……………………..………...………………………………..............	8
Section 9.2	Earning the Award……………………..………...…………………............	8
Section 9.3	Payment……………………..………...………………………………..........	9
ARTICLE X PROVISIONS APPLICABLE TO AWARDS GENERALLY........................................................		9
Section 10.1	Limits on Transfer……………………………………………………..........	9
Section 10.2	Acceleration upon Death or Disability……………………………….......	9
Section 10.3	Acceleration upon a Change in Control………….....................................	9
Section 10.4	Acceleration for any other Reason……………………………………......	9
Section 10.5	Effect of Acceleration…………………..……………………………..........	9
Section 10.6	Termination of Employment…………………..……………………............	9
Section 10.7	Form of Payment for Awards………………………………………............	10
ARTICLE XI MANDATORY DEFERRAL OF STOCK AWARDS.....................................................................		10
Section 11.1	Deferred Stock Benefits………………..………...........................................	10
Section 11.2	Dividends………………..………...…………………………………...........	10
Section 11.3	Distributions………………..………...………………………………..........	10
Section 11.4	Beneficiaries………………..………...………………………………...........	10

LOWE’S COMPANIES, INC.

2006 LONG TERM INCENTIVE PLAN

ARTICLE I
INTRODUCTION AND PURPOSE

Lowe’s Companies, Inc. previously adopted the Lowe’s Companies, Inc. 2001 Incentive Plan under which the Company could make equity and cash incentive awards to employees who contribute significantly to the profits or growth of the Company. The Company desires to replace the 2001 Plan effective as of the Effective Date with a combination of two plans: (1) the 2006 Long Term Incentive Plan, as set forth in this document, for the purpose of granting long-term, equity-based awards to such employees, and (2) the Lowe’s Companies, Inc. 2006 Annual Incentive Plan, as set forth in a separate document, for the purpose of granting annual, performance-based cash incentive awards to such employees. This Plan and the 2006 Annual Incentive Plan shall supersede and replace the 2001 Plan in its entirety, and no further awards shall be granted under the 2001 Plan as of the Effective Date, provided that any outstanding awards granted under the 2001 Plan prior to the Effective Date shall continue to remain outstanding in accordance with the terms thereof.

ARTICLE II
DEFINITIONS

Section 2.1   Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

Section 2.2   Affiliate means any Subsidiary of the Company.

Section 2.3   Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Option or a SAR granted to such Participant.

Section 2.4   Board means the Board of Directors of the Company.

Section 2.5   Cause as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean (i) the Participant’s willful and continued failure to perform his or her duties with the Company or an Affiliate (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by the Participant, after reasonable efforts, to meet performance expectations), after a written demand for performance is delivered to the Participant by his or her supervisor which specifically identifies the manner in which the Company or an Affiliate believes that the Participant has not substantially performed his or her duties; or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.

Section 2.6   Change in Control means the occurrence of any one of the following events:
(i) individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)   any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Affiliate; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Section 2.7   Code means the Internal Revenue Code of 1986, and any amendments thereto.

Section 2.8   Committee means the Compensation and Organization Committee of the Board, although, at the discretion of the Board from time to time, the Plan may be administered by the Board. During any time that the Board is acting as Administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 2.8) shall include the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

Section 2.9   Common Stock means the common stock of the Company.

Section 2.10  Company means Lowe’s Companies, Inc., a North Carolina corporation.

Section 2.11  Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

Section 2.12  Covered Employee means a Participant who the Administrator determines meets the definition of a covered employee as defined in Code Section 162(m)(3) and the regulations promulgated thereunder, which definition generally includes the chief executive officer of the Company and the four highest compensated officers of the Company other than the chief executive officer.

Section 2.13  Deferred Stock Account means that bookkeeping record esta-blished for each Participant who earns a Deferred Stock Benefit. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Deferred Stock Benefits attributable to forfeited Stock Awards and awards of Performance Shares in accordance with Article XI.

Section 2.14  Deferred Stock Benefit means the deferred benefit earned by a Participant in accordance with Section 11.1 that results in payments governed by Section 11.3.

Section 2.15  Disability of a Participant means a mental or physical disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in either case, has lasted or can reasonably be expected to last for at least 180 days out of a period of 365 consecutive days. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

Section 2.16  Effective Date means, subject to Article XVII, March 24, 2006.

Section 2.17  Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

Section 2.18  Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

Section 2.19  Good Reason for a Participant’s termination of employment following a Change in Control shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment agreement in which such term is defined, “Good Reason” shall mean any of the following acts by the Company or an Affiliate without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or an Affiliate promptly after receipt of notice thereof given by the Participant): (i) diminution of the Participant’s position, authority, title, reporting requirements, duties, or responsibilities as in effect on the date immediately prior to the Change in Control, or (ii) a reduction by the Company or an Affiliate in the Participant’s base salary as in effect on the date immediately prior to the Change in Control, or (iii) the Company’s requiring the Participant, without his or her consent, to be based at any office or location more than 50 miles from the office or location at which the Participant was based on the date immediately prior to the Change in Control, or to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.

Section 2.20  Initial Value means, with respect to a SAR, the Fair Market Value of one share of Common Stock on the date of grant.

Section 2.21  Incentive Stock Option means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

Section 2.22  Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

Section 2.23  Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.24  Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an award of Performance Shares, an Option or a SAR or a combination thereof, or who has a Deferred Stock Benefit.

Section 2.25  Performance Shares means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

Section 2.26  Plan means the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as set forth herein and as amended from time to time.

Section 2.27  Retirement of a Participant means the Participant’s voluntary termination of employment on or after the later of (i) 90 days after the Participant has provided written notice to the Company’s Secretary of his or her decision to retire, or (ii) the Participant’s attainment of age 60. The term “Retirement” does not include a termination of the Participant’s employment by the Company or an Affiliate for Cause.

Section 2.28  SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

Section 2.29  Stock Award means Common Stock awarded to a Participant under Article VIII.

Section 2.30  Subsidiary means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

Section 2.31  2001 Plan means the Lowe’s Companies, Inc. 2001 Incentive Plan.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have the sole authority to grant Stock Awards, Performance Shares, Options and SARs upon such terms (not inconsistent with the provisions of the Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or an award of Performance Shares. Notwithstanding any such conditions, pursuant to Article X, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an award of Performance Shares may be settled. The Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements and documents used in connection with the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator or the Committee shall not be construed as limiting any power or authority of the Administrator or the Committee. Any decision made, or action taken, by the Adminis-trator or the Committee in connection with the administration of the Plan shall be final and conclu-sive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement, Option, SAR, Stock Award or award of Performance Shares. All expenses of administering the Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to a special committee consisting of one or more directors who are also officers of the Company or the Executive Committee of the Board, all or part of the Commit-tee’s authority and duties with respect to grants and awards to individuals who at the time of grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV
ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan), is eligible to participate in the Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company who are employees of the Company or an Affiliate may be selected to participate in the Plan.

ARTICLE V
STOCK SUBJECT TO PLAN

Section 5.1   Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR or upon distribution of Deferred Stock Benefits the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

Section 5.2   Aggregate Limit. This document supersedes and replaces the 2001 Incentive Plan, and no further awards shall be granted under the 2001 Incentive Plan from and after the Effective Date, provided that any outstanding awards under the 2001 Incentive Plan shall continue to remain outstanding in accordance with the terms thereof. The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of SARs and Options, the grant of Stock Awards and the settlement of Performance Shares and Deferred Stock Benefits is 25,000,000. The maximum aggregate number of shares that may be issued under the Plan as Stock Awards and in settlement of Performance Shares (or as the portion of a Deferred Stock Benefit that represents forfeited or deferred shares of Common Stock subject to such awards) is 7,000,000. Shares of Common Stock issued in settlement of a Deferred Stock Benefit, and the shares of Common Stock subject to the Option, Stock Award or Performance Share award (or portion thereof) with respect to which such Deferred Stock Benefit was earned or elected, shall be counted toward the foregoing limits only once (even in the case of a shares subject to a Stock Award that are cancelled in connection with the Deferred Stock Benefit); provided, however, that shares of Common Stock issued in settlement of a Deferred Stock Benefit that constitute earnings on deferred or forfeited shares of Common Stock shall be counted separately toward the foregoing limits. The maximum aggregate number of shares that may be issued under the Plan and the maximum number of shares that may be issued as Stock Awards, and in settlement of Performance Shares (or as the portion of a Deferred Stock Benefit that represents forfeited or deferred shares of Common Stock subject to such awards) shall be subject to adjustment as provided in Article XII.

               Section 5.3   Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise (including an exercise that results in a Deferred Stock Benefit) or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under the Plan and to the settlement of Deferred Stock Benefits. If a SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under the Plan and to the settlement of Deferred Stock Benefits. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with Common Stock (including a settlement that results in a Deferred Stock Benefit), the number of shares of Common Stock allocated to the Performance Shares or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under the Plan and to the settlement of Deferred Stock Benefits. If a Stock Award is forfeited, in whole or in part, for any reason (other than a cancellation that results in a Deferred Stock Benefit), the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under the Plan, and to the settlement of Deferred Stock Benefits. If a Deferred Stock Benefit is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Deferred Stock Benefit or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under the Plan, and to the settlement of other Deferred Stock Benefits.

ARTICLE VI
OPTIONS

Section 6.1   Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the terms of the Option, including the vesting schedule, whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, and the number of shares of Common Stock covered by such awards; provided, however, that no individual may be granted Options in any fiscal year covering more than 1,000,000 shares of Common Stock; provided further, however, that in connection with his or her initial employment with the Company, a Participant may be granted Options with respect to up to an additional 1,000,000 shares of Common Stock, which shall not count against the foregoing annual limit.

Section 6.2   Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

Section 6.3   Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

Section 6.4   Ten Percent Shareholders. Notwithstanding Sections 6.2 and 6.3, no Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Common Stock at the date of grant and the Option expires no later than five years after the date of grant.

Section 6.5   Limit for Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

Section 6.6   Exercise. Subject to the other provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

Section 6.7   Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Admin-is-trator (including “cashless exercise” arrangements). If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company (by attestation of ownership or actual delivery of one or more certificates). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

Section 6.8   Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

Section 7.1   Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by such awards; provided, however, that no individual may be granted SARs in any fiscal year covering more than 1,000,000 shares; provided further, however, that in connection with his or her initial employment with the Company, a Participant may be granted SARs with respect to up to an additional 1,000,000 shares of Common Stock, which shall not count against the foregoing annual limit. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition, no Participant may be granted Corresponding SARs (under all incentive plans of the Company and its Affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

Section 7.2   Maximum SAR Period. The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR shall have a term of more than ten years from the date such related Option was granted (or, if Section 6.4 applies, five years from such date of grant).

Section 7.3   Exercise. Subject to the other provisions of the Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. A SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

Section 7.4   Settlement. At the Administrator’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

ARTICLE VIII
STOCK AWARDS

Section 8.1   Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may receive Stock Awards in any fiscal year for more than 300,000 shares of Common Stock.

Section 8.2   Vesting. A Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. The period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

Section 8.3   Performance Objectives. In accordance with Section 8.2, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to (i) the Company’s earnings before interest and taxes (EBIT), (ii) the Company’s earnings before taxes, (iii) the Company’s earnings before taxes in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iv) the achievement by the Company, an Affiliate or an operating unit of stated objectives with respect to return on equity, earnings per share, total earnings, earnings growth, return on capital, or return on assets, (v) Fair Market Value, (vi) revenues, (vii) total shareholder return, (viii) operating earnings or margin, (ix) economic profit or value created, (x) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, or (xi) any combination of the foregoing. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

Section 8.4   Shareholder Rights. Prior to their forfeiture in accordance with the terms of the applicable Agreement, a Participant will have all rights of a shareholder with respect to a Stock Award unless such rights are limited by the terms of the applicable Agreement, including the right to receive dividends and vote the shares; provided, however, that during such period (i) except as provided in Section 10.1, a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
PERFORMANCE SHARE AWARDS

Section 9.1   Award. In accordance with the provisions of Article IV, the Adminis-trator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any fiscal year for more than 300,000 shares of Common Stock.

Section 9.2   Earning the Award. The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. The performance objectives may be stated with respect to (i) the Company’s earnings before interest and taxes (EBIT), (ii) the Company’s earnings before taxes, (iii) the Company’s earnings before taxes in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iv) the achievement by the Company, an Affiliate or an operating unit of stated objectives with respect to return on equity, earnings per share, total earnings, earnings growth, return on capital, or return on assets, (v) Fair Market Value, (vi) revenues, (vii) total shareholder return, (viii) operating earnings or margin, (ix) economic profit or value created, (x) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, or (xi) any combination of the foregoing. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that stated objectives have been achieved.

Section 9.3   Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

ARTICLE X
PROVISIONS APPLICABLE TO AWARDS GENERALLY

Section 10.1  Limits on Transfer. No right or interest of a Participant in any unexercised or restricted award issued under the Plan may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

Section 10.2  Acceleration upon Death or Disability. Except as otherwise provided in the Agreement, upon the Participant’s death or Disability during his or her employment, all outstanding Options and SARs shall become fully exercisable and all restrictions and performance conditions on outstanding Stock Awards and Performance Shares shall lapse. Any Option or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Agreement. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.

Section 10.3  Acceleration upon a Change in Control. Except as otherwise provided in the Agreement, upon termination of a Participant’s employment by the Company without Cause, or by the Participant for Good Reason, within a period of one year following the occurrence of a Change in Control, all outstanding Options and SARs held by such Participant shall become fully exercisable and all restrictions and performance conditions on outstanding Stock Awards and awards of Performance Shares held by such Participant shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.

Section 10.4  Acceleration for any other Reason. Regardless of whether an event has occurred as described in Section 10.3 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options or SARs shall become fully or partially exercisable, or that all or a part of the restrictions and performance conditions on all or a portion of any outstanding Stock Awards and Performance Shares shall lapse, in either case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among awards granted to a Participant in exercising its discretion pursuant to this Section 10.4. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.

Section 10.5  Effect of Acceleration. If an award is accelerated under the Plan in connection with a particular business transaction, the Committee may, in its sole discretion, provide (i) that the award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the award will be settled in cash rather than Common Stock, (iii) that the award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

               Section 10.6  Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company or an Affiliate for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

Section 10.7  Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Agreement, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Common Stock, other awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

ARTICLE XI
MANDATORY DEFERRAL OF STOCK AWARDS

Section 11.1  Deferred Stock Benefits. A Deferred Stock Benefit will be earned by any Participant whose applicable employee remuneration, as defined in Code Section 162(m)(4), would exceed the limit in Code Section 162(m)(1). Such Deferred Stock Benefit shall consist of a credit equal to the portion of a Stock Award or an award of Performance Shares that, pursuant to procedures established by the Administrator, was forfeited because its vesting or transferability, or its settlement, would have caused the limit in Code Section 162(m)(1) to be exceeded. Deferred Stock Benefits will be credited to a Deferred Stock Account and credited with earnings as described in Section 11.2. Deferred Stock Awards attributable to forfeited Stock Awards and Performance Share Awards will be credited as soon as practicable after the applicable award or portion thereof has been forfeited. Deferred Stock Benefits may not be assigned by a Participant.

Section 11.2  Dividends. A Deferred Stock Account shall be credited with any dividends that would have been paid on the whole shares of Common Stock credited to the Deferred Stock Account. A Deferred Stock Account shall be credited with the number of whole and fractional shares of Common Stock that a Participant could have purchased with such dividends based on the Fair Market Value on the day before such dividends are credited to the account. The Deferred Stock Account shall be credited as of the day that dividends are paid on the Common Stock.

Section 11.3  Distributions. Deferred Stock Benefits will be paid to a Participant in a single sum no later than the last day of the Company’s fiscal year in which the distribution would not result in the Participant’s applicable employee remuneration, as defined in Code Section 162(m)(4), to exceed the limit in Code Section 162(m)(1). A Deferred Stock Benefit must be distributed in shares of Common Stock, and cash in lieu of fractional shares, equal to the number of whole and fractional shares of Common Stock credited to the Participant’s Deferred Stock Account on the last day of the month preceding the month of distribution. Notwithstanding the foregoing, no payments of Deferred Stock Benefits to a “key employee” (as defined in Code Section 409A) shall be made prior to the date required to comply with Code Section 409A.

Section 11.4  Beneficiaries. A Participant may designate one or more beneficiaries, on a form acceptable to the Administrator or its designee, to receive the Participant’s Deferred Stock Benefits in the event of the Participant’s death. If there is no valid designation by the Participant, or if the designated beneficiary fails to survive the Participant or otherwise fails to take the benefit, the Participant’s beneficiary is the first of the following who survives the Participant: a Participant’s spouse (the person legally married to the Participant at the time of the Participant’s death), the Participant’s children in equal shares, and the Participant’s estate.

ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Sections 5.2, 6.1, 6.5, 7.1, 8.1, and 9.1 shall be adjusted proportionately, and the Committee may adjust Options, SARs, Performance Shares, Stock Awards and Deferred Stock Benefits to preserve the benefits or potential benefits of such awards. Action by the Committee may include: (i)

adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Common Stock, the authorization limits under Sections 5.2, 6.1, 6.5, 7.1, 8.1, and 9.1 shall be increased proportionately, and the shares of Common Stock then subject to each Option, SAR, Performance Share, Stock Award and Deferred Stock Benefit shall be increased proportionately without any change in the aggregate purchase price therefor.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted or the maximum number of shares that may be distributed as Deferred Stock Benefits; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares or SARs or undistributed Deferred Stock Benefits.

The Committee may make Stock Awards and may grant Options, SARs, and Performance Shares in substitution for similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.2), the terms of such substituted awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII
COMPLIANCE WITH LAW AND
APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

Section 14.1  Effect on Employment and Service. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

                Section 14.2  Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obli-gation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

Section 14.3  Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

Section 14.4  No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

Section 14.5  No Shareholder Rights. Subject to Section 8.4, no award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to such person in connection with such award.

Section 14.6  Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the award shares of Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Administrator establishes.

Section 14.7 Governing Law. To the extent not governed by federal law, the Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.

ARTICLE XV
AMENDMENT, MODIFICATION, AND TERMINATION

Section 15.1  Amendment, Modification, and Termination. The Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

Section 15.2  Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding award without approval of the Participant; provided, however, that, subject to the terms of the applicable Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; and provided further that the original term of any Option may not be extended and, except as otherwise provided in the anti-dilution provision of the Plan, the exercise price of any Option may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any award previously granted under the Plan, without the written consent of the Participant.

Section 15.3  Deferred Stock Benefits. Notwithstanding the provisions of Section 15.1, except for an amendment or termination of the Plan caused by the deter-mination of the Board that the laws upon which the Plan is based have changed in a manner that negates the Plan’s objectives, the Board may not alter, amend, suspend, or terminate the terms of the Plan applicable to Deferred Stock Benefits without the majority consent of all Participants for whom a Deferred Stock Account is maintained at the time of the amendment or termination if that action would result either in a distribution of all Deferred Stock Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Stock Benefits to applicable Participants.

Section 15.4  Code Section 409A Amendments. Notwithstanding any other provision of this Article XV, the Committee may amend or modify the Plan or any outstanding Option, SAR, Stock Award, Performance Share award or Deferred Stock Benefit without the approval of any Participant or beneficiary to the extent necessary to cause the Plan or such award to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code (as amended by the American Jobs Creation Act of 2004) and any rules or regulations issued thereunder by the United States Department of the Treasury.

ARTICLE XVI
DURATION OF PLAN

No Stock Award, Performance Share award, Option or SAR may be granted under the Plan after March 1, 2016. Stock Awards, Performance Shares awards, Options and SARs granted before that date shall remain valid in accordance with their terms. The Plan shall remain in effect with respect to Deferred Stock Benefits until all Deferred Stock Accounts have been distributed in full, unless sooner terminated by the Board in accordance with Article XV.

ARTICLE XVII
EFFECTIVE DATE OF PLAN

Options, SARs and Performance Shares may be granted under the Plan on or after the Effective Date, provided that no Option, SAR or Performance Shares shall be effective or exercisable unless the Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present. Stock Awards may be granted under the Plan on or after its approval by shareholders in accordance with the preceding sentence.